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                                                                    EXHIBIT 23.0

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 333-3768, 333-31613, and 333-22331 of Fidelity Financial of Ohio, Inc. on Form S-8 of our report dated February 12, 1998 appearing in this Annual Report on Form 10-K of Fidelity Financial of Ohio, Inc. for the year ended December 31, 1997.

GRANT THORNTON LLP
/s/ Grant Thornton LLP

Cincinnati, Ohio
March 24, 1998